                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              QUALIX GROUP, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            -------------------------------------------------------
   (NAME OF PERSON(s) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_]Fee paid previously with preliminary materials:

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement no.:

  3) Filing Party:

  4) Date Filed:

                              QUALIX GROUP, INC.
                     1900 SOUTH NORFOLK STREET, SUITE 224
                       SAN MATEO, CALIFORNIA 94403-1151

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 12, 1997

                               ----------------

  The Annual Meeting of Stockholders (the "Annual Meeting") of Qualix Group, Inc. (the "Company") will be held at Gunderson Dettmer, 155 Constitution Drive, Menlo Park, California 94025 on Wednesday, November 12, 1997, at 10:00 a.m. for the following purposes:

  1. To elect seven directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

  2. To approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock to be awarded to new non-employee directors under the Automatic Option Grant Program from 10,000 shares to 20,000 shares and increase the annual grant to non-employee directors from 1,000 shares to 10,000 shares;

  3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998; and

  4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The foregoing items of business are more fully described in the attached Proxy Statement.

  Only stockholders of record at the close of business on October 1, 1997 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 1900 South Norfolk Street, San Mateo, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                            Jean A. Kovacs

                                            Secretary

San Mateo, California October 9, 1997

                                  IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                               QUALIX GROUP, INC.
                      1900 SOUTH NORFOLK STREET, SUITE 224
                        SAN MATEO, CALIFORNIA 94403-1151

                               ----------------

                                                                 October 9, 1997

TO THE STOCKHOLDERS OF QUALIX GROUP, INC.

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Qualix Group, Inc. (the "Company"), which will be held at the offices of Gunderson Dettmer, 155 Constitution Drive, Menlo Park, California 94025 on Wednesday, November 12, 1997, at 10:00 a.m.

  Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

  It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

  On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                     Sincerely,

                                     /s/  Richard G. Thau Chairman

                                     Richard G. Thau Chairman of the Board of
                                     Directors, President and Chief Executive
                                     Officer

                              QUALIX GROUP, INC.
                     1900 SOUTH NORFOLK STREET, SUITE 224
                       SAN MATEO, CALIFORNIA 94403-1151

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 12, 1997

                               ----------------

  These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Qualix Group, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at Gunderson Dettmer, 155 Constitution Drive, Menlo Park, California 94025 on Wednesday, November 12, 1997, at 10:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about October 10, 1997.

                              PURPOSE OF MEETING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

  The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On October 1, 1997, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 10,364,642 shares of Common Stock outstanding. Each stockholder of record on October 1, 1997 is entitled to one vote for each share of Common Stock held by such stockholder on October 1, 1997. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

QUORUM REQUIRED

  The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

  Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The seven (7) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes are not counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

  Proposal 2. Approval of the adoption of the amendment to the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal. Broker non-votes will be treated as not entitled to vote on this matter and thus will have no effect on the outcome of the vote.

  Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

  Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR Proposals No. 1, No. 2, and No. 3 and, in the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

  The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of September 30, 1997, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The seven (7) Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

 NOMINEES                 AGE POSITIONS AND OFFICES HELD WITH THE COMPANY
 --------                 --- -------------------------------------------
                              Chairman of the Board, President and Chief
 Richard G. Thau.........  51 Executive Officer
 Jean A. Kovacs..........  41 Executive Vice President, Secretary and Director
 Louis C. Cole...........  54 Director
 William Hart (1)........  57 Director
 William D. Jobe (1).....  59 Director
 Charles L. Minter.......  56 Director
 Peter L. Wolken (2).....  63 Director

--------
(1) Member of Compensation Committee
(2) Member of Audit Committee

  Mr. Thau Chairman of the Board, President and Chief Executive Officer, co-founded the Company in September 1990. From September 1985 to January 1990, he was employed at MicroMRP, a company that develops microcomputer-based manufacturing, planning and control software, where he served as President and Chief Executive Officer from November 1985 to January 1990 and as Vice President, Sales and Marketing from September 1985 to November 1985. From January 1984 to July 1985, he served as Vice President, Sales and Marketing for General Parametrics, a hardware and software-based business presentation systems company. Mr. Thau received a B.S. in Engineering Sciences from State University of New York at Stony Brook in 1968 and attended the M.B.A. program at the University of Santa Clara.

  Ms. Kovacs Executive Vice President and a director, co-founded the Company in September 1990. From July 1988 to February 1990, Ms. Kovacs was Director of Market Development for Frame Technology Inc., a document publishing software company. From August 1985 to July 1988, she was a Product Manager and Sales Account Manager for Sun MicroSystems, Inc., a computer hardware and software company. Before that, she spent ten years at Compugraphic Corporation in a variety of sales, marketing and support roles. Ms. Kovacs received a B.S. in Finance from Northeastern University in 1983 and an M.B.A. from Harvard Business School in 1985.

  Mr. Cole has served as a director of the Company since October 1997. He is Chairman of the Board, President and Chief Executive Officer of Legato Systems, Inc. ("Legato"). Mr. Cole joined Legato as President, Chief Executive Officer and a director in June 1989; he has served as Chairman of the Board since April 1995. Before joining Legato from March 1987 until July 1988,
Mr. Cole served as Executive Vice President responsible for all operating divisions of Novell, Inc., a publicly held manufacturer of computer networking and software products. Mr. Cole holds a B.S. in mathematics and education from Pennsylvania State University at Edinboro.

  Mr. Hart has served as a director of the Company since December 1991. He is a Managing Partner of Technology Partners, a venture capital management firm that he founded in 1980. Mr. Hart serves on the Boards of Directors of Trimble Navigation Ltd., CellNet Data Systems, Inc., Silicon Gaming, Inc. and several private technology companies. He received a B.S. in Engineering from Rensselaer Polytechnic Institute in 1965 and an M.B.A. from the Amos Tuck School at Dartmouth College in 1967.

  Mr. Jobe has served as a director of the Company since April 1995. He has served as a private venture capitalist and computer industry advisor since July 1991. From June 1990 to July 1991, Mr. Jobe was President of MIPS Technology Development, a computer hardware company. From August 1987 to June 1990, he was Executive Vice President, Sales, Marketing and Service for MIPS. Mr. Jobe received a B.S.M.E. and M.S.M.E. from Texas A&M University in 1962 and a P.M.D. from Harvard Business School in 1977.

  Mr. Minter has served as a director of the Company since August 1996. Since September 1996, Mr. Minter has served as Chairman of the Board of Comstock Partners, Inc., a money management firm. From March 1994 to September 1996 he served as President of Comstock, from January 1987 to March 1994 he served as Chief Operating Officer of Comstock, and since January 1987 he has been a member of its Executive Committee and, until September 1996, was Vice Chairman of its Board of Directors. He received a B.S. in Finance from Florida State University in 1964 and an M.B.A. from the Graduate School of Business Administration of New York University in 1978.

  Mr. Wolken has served as a director of the Company since 1990. Mr. Wolken is a General Partner of AVI Management Partners I, II and III which manage various private venture capital limited partnerships, having co-founded AVI in 1981. He serves as a director of a number of private technology companies in Silicon Valley. Mr. Wolken received a B.S. in Mechanical Engineering from the University of California, Berkeley in 1959 and a B.F.T. in International Marketing from the American Graduate School for International Management in 1960.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  During the fiscal year ended June 30, 1997, the Board of Directors held 7 meetings and acted by written consent on two occasions. For the fiscal year, each of the current directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

  During the fiscal year ended June 30, 1997, the Audit Committee of the Board of Directors held no meetings. The Audit Committee is responsible for reviewing the results and scope of audits and other services provided by the Company's independent auditors. The current member of the Audit Committee is Mr. Wolken.

  During the fiscal year ended June 30, 1997, the Compensation Committee of the Board of Directors held no meetings. The Compensation Committee makes recommendations concerning the salaries and incentive compensation of employees of, and consultants to, the Company. The Compensation Committee also administers the Company's Employee Stock Purchase Plan and 1997 Stock Option Plan. The current members of the Compensation Committee are Mr. Hart and Mr. Jobe.

  During the fiscal year ended June 30, 1997, the Stock Option Committee of the Board of Directors held no meetings and acted by written consent on 19 occasions. The Stock Option Committee has concurrent authority with the Compensation Committee to administer the Company's 1997 Stock Option Plan with respect to non-officer optionees. The current member of the Stock Option Committee is Mr. Thau.

DIRECTOR COMPENSATION

  Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

  Non employee Board members are eligible for option grants pursuant to the provisions of the automatic grant program under the Company's 1997 Stock Option Plan. Under the automatic grant program, each individual who becomes a non employee Board member will be granted an option to purchase 20,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each annual stockholders meeting beginning with the 1997 Annual Meeting, each individual who continues to serve and has served as a non employee Board member for at least six months prior to such Annual Meeting receives an additional option grant to purchase 10,000 shares of Common Stock, whether or not such individual is standing for re-election at that particular meeting. Messrs. Hart, Jobe, Minter and Wolken will each receive an option to purchase 10,000 shares on the date of this Annual Meeting. Mr. Cole will receive an option to purchase 20,000 shares on the date he becomes a Board member. See "Proposal No. 2--Amendment to the 1997 Stock Option Plan--Automatic Option Grant Program."

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of August 31, 1997 certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and nominees, and the executive officers named in the Summary Compensation Table and (iii) all current directors and nominees and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                       AMOUNT AND
                                                       NATURE OF
                                                       BENEFICIAL    PERCENT OF
BENEFICIAL OWNER                                    OWNERSHIP (1)(2)   CLASS
----------------                                    ---------------- ----------
Associated Venture Investors (3)
 One First Street No. 12
 Los Altos, CA 94022...............................      906,819        8.9%
Aspen Venture Partners
 1000 Fremont Avenue, Suite V
 Los Altos, CA 94024...............................    1,088,150       10.6%
Entities Affiliated with Hambrecht & Quist LLC (4)
 One Bush Street
 San Francisco, CA 94104...........................      843,717        8.2%
Technology Partners West Fund IV
 1550 Tiburon Blvd, Suite A
 Belvedere, CA 94920...............................      771,729        7.5%
Richard G. Thau (5)................................      710,000        6.9%
Jean A. Kovacs (6).................................      450,000        4.4%
Bruce C. Felt (7)..................................      132,000        1.3%
George Symons (8)..................................       60,580         *
Arlington C. Glaze (9).............................      113,966         *
Louis C. Cole......................................            0         *
William Hart (10)..................................      774,129        7.6%
William D. Jobe (11)...............................       44,000         *
Charles L. Minter (12).............................      402,051        3.9%
Peter L. Wolken (13)...............................      909,219        8.9%
All current directors and executive officers as a
 group (10 persons
 including those listed above).....................    3,595,945       35.0%

--------
 * Less than 1% of the outstanding shares of Common Stock.
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Percentage of beneficial ownership is calculated assuming 10,234,740 shares of Common Stock were outstanding on August 31, 1997. The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within sixty (60) days after August 31, 1997; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(1)(I) under the Securities Exchange Act of 1934.
(3) Mr. Wolken, a director of the Company, is a general partner of AVI Management Partners II, the general partner of Associated Venture Investors II, L.P. AVI Management Partners II exercises voting and investment power with respect to the shares of Common Stock held by Associated Venture Investors II, L.P. Mr. Wolken disclaims beneficial ownership of all shares of Common Stock held by Associated Venture Investors II, L.P., except to the extent of his pecuniary interest therein.
(4) Includes 631,172 shares of Common Stock held by H&Q London Ventures and 212,545 shares of Common Stock held by H&Q Qualix Investors, L.P.
(5) Includes 87,420 shares issuable pursuant to stock options that may be exercised within sixty (60) days after August 31, 1997.

(6) Includes 60,314 shares issuable pursuant to stock options that may be exercised within sixty (60) days after August 31, 1997.
(7) Includes 36,000 shares issuable pursuant to stock options that may be exercised within sixty (60) days after August 31, 1997.
(8) Includes 32,581 shares issuable pursuant to stock options that may be exercised within sixty (60) days after August 31, 1997.
(9) Includes 79,966 shares issuable pursuant to stock options that may be exercised within sixty (60) days after August 31, 1997.
(10) Includes 2,400 shares issuable pursuant to stock options that may be exercised within sixty (60) days after August 31, 1997. Includes 771,729 shares beneficially owned by Technology Partners West Fund IV. Mr. Hart, a director of the Company, is a general partner of the general partner of Technology Partners West Fund IV. Mr. Hart disclaims beneficial ownership of all shares of Common Stock held by Technology Partners West Fund IV, except to the extent of his pecuniary interest therein.
(11) Includes 4,000 shares issuable pursuant to stock options that may be exercised within sixty (60) days after August 31, 1997.
(12) Includes 2,400 shares issuable pursuant to stock options that may be exercised within sixty (60) days after August 31, 1997. Includes 228,079 shares beneficially owned by Comstock One Limited Partnership. Mr. Minter, a director of the Company, is Chairman of the Board and President of Comstock Partners, Inc., the general partner of Comstock One Limited Partnership. Mr. Minter disclaims beneficial ownership of all shares of Common Stock held by Comstock One Limited Partnership, except to the extent of his pecuniary interest therein.
(13) Includes 2,400 shares issuable pursuant to stock options that may be exercised within sixty (60) days after August 31, 1997. Includes 906,819 shares of Common Stock beneficially owned by Associated Venture Investors II, L.P. See Note (3). Mr. Wolken disclaims beneficial ownership of all shares of Common Stock held by Associated Venture Investors II, L.P., except to the extent of his pecuniary interest therein.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Company's Board of Directors (the "Committee") has the authority to establish the level of base salary and bonuses payable to the Chief Executive Officer ("CEO") and the other executive officers and to administer the Company's 1997 Stock Option Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus program to be in effect for the CEO and all other employees of the Company, including all executive officers.

GENERAL COMPENSATION POLICY. The Company's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Company's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards, and (iii) long-term stock-based incentive awards.

BASE SALARY. To date, base salary for each executive officer has generally been set through individual negotiation at the time of hire. Periodic increases have been awarded on the basis of personal performance.

ANNUAL CASH BONUSES. Each executive officer has an established bonus target each fiscal year. The annual pool of bonuses for executive officers is determined on the basis of the Company's achievement of the performance targets established at the start of the fiscal year, which are generally primarily financial performance targets. Each fiscal year, the annual incentive plan is reevaluated with a new achievement threshold and new targets. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives, with greater weight being given to achievement of corporate rather than functional objectives. Actual bonuses are listed in the Summary Compensation Table.

LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Generally, a significant grant is made in the year that an officer commences employment. Smaller grants may be made in subsequent years beginning the third year following initial grant or no options granted. During fiscal 1997, the Committee made option grants to each of the Named Officers other than Mr. Symons, who was awarded a sizable option upon his commencement of employment in April 1996.

CEO COMPENSATION. The annual base salary for Mr. Thau, the Company's President and CEO, was increased in the 1997 fiscal year in accordance with the factors discussed above. The Committee's decision to increase Mr. Thau's salary was made primarily on the basis of Mr. Thau's personal performance of his duties. The bonus paid to the CEO for fiscal 1997 was based on the same incentive plan as for all other officers as discussed above. The option grant made to the CEO during fiscal 1997 was based on the factors discussed above.

TAX LIMITATION. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. This limitation will be in effect for all fiscal years of the Company ending after the Company's initial public offering. The stockholders approved the Company's 1997 Stock Option Plan, which includes a provision that limits the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Accordingly, any compensation deemed paid to an executive officer when he or she exercises an option under the 1997 Plan with an exercise price equal to the fair market value of the option shares on the grant date generally will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 1997 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of the cash compensation payable to the Company's executive officers to the $1 million cap.


                                          Compensation Committee

                                          William Hart
                                          William D. Jobe

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company's Board of Directors was formed on July 16, 1996, and the members of the Compensation Committee are Mr. Hart and Mr. Jobe. Neither of these individuals was at any time during fiscal year 1997, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

  The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between February 12, 1997 (the date the Company's Common Stock commenced public trading) and June 30, 1997 with the cumulative total return of (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market U.S. Index") and (ii) the Hambrecht & Quist Software Sector Index (the "H&Q Software Sector Index"), over the same period. This graph assumes the investment of $100.00 on February 12, 1997 in the Company's Common Stock, the Nasdaq Stock Market U.S. Index and the H&Q Software Sector Index, and assumes the reinvestment of dividends, if any.

  The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Hambrecht & Quist LLC, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                      [PERFORMANCE GRAPH APPEARS HERE]

                               2/12/97 2/28/97 3/31/97 4/30/97 5/31/97 6/30/97
                               ------- ------- ------- ------- ------- -------
Qualix Group, Inc............. $100.00 $95.31  $68.75  $78.13  $104.69 $ 75.00
Nasdaq Stock Market-U.S.
 Index........................ $100.00 $96.13  $89.85  $92.66  $103.17 $106.32
H&Q Software Sector Index..... $100.00 $94.05  $89.12  $90.70  $103.30 $105.84

  The Company effected its initial public offering of Common Stock on February 12, 1997 at a price of $8.00 per share.

  Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

  The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as such at the end of fiscal year 1997 (collectively, the "Named Officers"), each of whose aggregate compensation for fiscal year 1997 exceeded $100,000, for services rendered in all capacities to the Company and its subsidiaries for the 1996 and 1997 fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                              ANNUAL COMPENSATION           COMPENSATION
                                         ----------------------------- ----------------------
                                                                        NUMBER OF SECURITIES     ALL OTHER
NAME AND PRINCIPAL POSITION  FISCAL YEAR SALARY ($)(1) BONUS ($)(1)(2) UNDERLYING OPTIONS (#) COMPENSATION ($)
---------------------------  ----------- ------------- --------------- ---------------------- ----------------
Richard G. Thau,........        1997       $180,292        $81,852             50,000              $7,680
 President and Chief            1996        150,000         62,206             70,000                   0
 Executive Officer

Jean A. Kovacs,.........        1997        125,001         86,744             40,000               5,400
 Executive Vice                 1996        110,004         49,305             38,000                   0
 President

Bruce C. Felt,..........        1997        102,099         61,718             16,000                   0
 Vice President, Finance        1996         90,834         17,777             20,000                   0
 and Chief Financial
 Officer

Arlington C. Glaze,.....        1997         96,249        172,674             26,500                   0
 Vice President, Sales          1996         77,499         88,746             30,000                   0

George J. Symons,.......        1997        108,772         39,312                  0                   0
 Vice President,                1996         22,500          8,711             32,581                   0
 Engineering/Technical
 Services(3)

--------
(1) Includes amounts deferred under the Company's 401(k) plan.
(2) Bonus amounts include commissions earned in the respective fiscal years.
(3) Mr. Symons commenced employment with the Company in April 1996.

  The following table contains information concerning the stock option grants made to each of the Named Officers during fiscal year 1997. No stock appreciation rights were granted to these individuals during such fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS (1)
                                    ---------------------
                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                         NUMBER OF       PERCENT OF                                    ANNUAL RATES OF STOCK
                         SECURITIES     TOTAL OPTIONS                                   PRICE APPRECIATION
                         UNDERLYING      GRANTED TO           EXERCISE                FOR OPTION TERM (4)($)
                          OPTIONS       EMPLOYEES IN         PRICE PER     EXPIRATION -----------------------
NAME                     GRANTED(#)    FISCAL 1997 (2)    SHARE ($/SH) (3)    DATE        5%          10%
----                     ---------- --------------------- ---------------- ---------- ----------- -----------
Richard G. Thau.........   50,000            10%               $5.625       10/15/06  $   176,876 $   448,240
Jean A. Kovacs..........   40,000             8%                5.625       10/15/06      141,501     358,592
Bruce C. Felt...........   16,000             3%                5.625       10/15/06       56,600     143,436
Arlington C. Glaze......   16,000             3%                5.625       10/15/06       56,600     143,436
                           10,000             2%                8.500       01/23/07       53,456     135,468
                              500             0%                8.000       02/11/07        2,672       6,773
George J. Symons........        0            --                   --             --           --          --

--------
(1) Each of the options is immediately exercisable, except for the 500-share option granted to Mr. Glaze on 2/12/97. The shares purchasable thereunder are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The repurchase right lapses as to 25% of the shares upon completion of one year of service from the grant date and the balance in a series of daily installments thereafter. The 500-share option granted to Mr. Glaze on 2/12/97 becomes exercisable for 25% of the shares after one year of service and the balance in a series of daily installments thereafter. See "Proposal No. 2--Amendment to the 1997 Stock Option Plan."
(2) Based on an aggregate of 500,400 options granted in the 1997 fiscal year.
(3) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING
                                                         UNEXERCISED OPTIONS      VALUE OF UNEXERCISED
                                                           AT FISCAL YEAR-        IN-THE-MONEY OPTIONS
                                                             END (#) (2)        AT FISCAL YEAR-END ($)(3)
                            SHARES                    ------------------------- -------------------------
                         ACQUIRED ON       VALUE
NAME                     EXERCISE (#) REALIZED($) (1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ------------ --------------- ----------- ------------- ----------- -------------
Richard G. Thau.........    32,580        $6,516        87,420            0      $288,734           0
Jean A. Kovacs..........    17,686         3,537        60,314            0       229,063           0
Bruce C. Felt...........         0           --         36,000          500        94,000           0
Arlington C. Glaze......         0           --         77,436        9,064       184,582       5,713
George J. Symons........         0           --         32,581          719         6,496         144

--------
(1) Value realized equals market price at exercise less exercise price.
(2) The options granted before February 12, 1997 are immediately exercisable for all the option shares, but any shares purchased thereunder will be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service to the Company prior to vesting in such shares.
(3) Based on the fair market value of the Company's Common Stock at year end ($6.00) per share less the exercise price payable for such shares.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

  Except as follows, none of the Named Officers have employment agreements with the Company, and their employment may be terminated at any time. The Company has entered into agreements with Mr. Thau, Chairman of the Board, President and Chief Executive Officer, Ms. Kovacs, Executive Vice President and Secretary, and Mr. Felt, Vice President, Finance and Chief Financial Officer. Mr. Thau's and Ms. Kovacs' employment agreements provide for severance payments equal to 50% and 25% of such person's annual base compensation, respectively, if terminated without cause or in certain other circumstances. Mr. Felt's employment agreement provides that upon termination without cause, he shall continue to be paid during the 90-day period after the date of termination at his then current base salary rate and receive 12 months' additional vesting (and lapse of the repurchase right) of options granted (and shares of Common Stock purchased) pursuant to his employment agreement.

  The Compensation Committee of the Board of Directors, as Plan Administrator of the 1997 Stock Option Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Officers and any other executive officer or director in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

                                PROPOSAL NO. 2
                    AMENDMENT TO THE 1997 STOCK OPTION PLAN

  The stockholders are being asked to vote on a proposal to approve an amendment to the Qualix Group, Inc. 1997 Stock Option Plan (the "Option Plan") which was adopted by the Board on October 21, 1997 to (i) increase the number of option shares to be awarded each year to non-employee directors under the Automatic Grant Program from 1,000 shares to 10,000 shares of Common Stock and
(ii) increase the number of option shares to be awarded initially to a newly-appointed or newly-elected non-employee director under the Automatic Grant Program from 10,000 shares to 20,000 shares of Common Stock. The proxy holders intend to vote all proxies received by them FOR the Amendment of the Option Plan. The following is a description of the Option Plan, as amended. The Company established the Option Plan as a successor to the 1995 Stock Option Plan ("1995 Plan") to provide a means whereby employees, officers, directors, consultants, and independent advisors of the Company or parent or subsidiary corporations may be given an opportunity to purchase shares of Common Stock. The Option Plan was adopted by the Board and approved by the stockholders in December 1996. The Board believes that option grants under the Option Plan play an important role in the Company's efforts to attract, employ, and retain employees, directors, and consultants of outstanding ability.

SUMMARY OF 1997 STOCK OPTION PLAN

  The principal terms and provisions of the Option Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the executive offices in San Mateo, California.

  STRUCTURE. The Option Plan contains two separate equity incentive programs:
(i) a Discretionary Option Grant Program under which eligible persons may be granted stock options to purchase shares of Common Stock, and (ii) an Automatic Option Grant Program under which option grants will be made at specified intervals to the non employee Board members.

  ADMINISTRATION. The Option Plan is currently administered by the Compensation Committee of the Board of Directors (the "Committee"). The Option Plan may also be administered by the Board or a secondary committee comprised of one or more Board members with respect to optionees who are not executive officers subject to the short-swing profit rules of the Federal securities laws.

  ELIGIBILITY. All employees (including officers), consultants and independent contractors who render services to the Company or its parent or subsidiary corporations (whether now existing or subsequently established) are eligible to receive option grants under the Discretionary Option Grant Program. A non employee member of the Board of Directors of the Company or any parent or subsidiary corporation is also eligible for option grants under the Discretionary Option Grant Program.

  SECURITIES SUBJECT TO OPTION PLAN. The number of shares of Common Stock which may be issued over the term of the Option Plan shall not exceed 1,749,292 shares plus an additional number of shares of Common Stock each year equal to the lesser of (a) 5% of the shares of Common Stock outstanding on the first trading date after June 30 (beginning on June 30, 1997) and (b) 480,000 shares. Such authorized share reserve will be subject to further adjustment in the event of subsequent changes to the capital structure of the Company. The shares may be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased on the open market. Should an option expire or terminate for any reason prior to exercise in full, including options incorporated from the 1995 Plan, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan.

  In no event, however, may any one participant in the Option Plan acquire shares of Common Stock under the Option Plan in excess of 200,000 shares each calendar year over the term of the Option Plan.

  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the stockholder of record of the purchased shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee. However, the non statutory options may be assigned (1) to an optionee's family member or a trust for the benefit of a family member provided notice is given to the Committee or (2) to other individuals or entities with the prior consent of the Committee.

DISCRETIONARY OPTION GRANT PROGRAM

  PRICE AND EXERCISABILITY. The option exercise price per share may not be less than eighty-five percent (85%) of the fair market value of Common Stock on the grant date. Options granted under the Discretionary Option Grant Program become exercisable at such time or times, and during such period, as the Committee may determine and set forth in the instrument evidencing the option grant. In any event, options granted under the Option Plan may not have a term in excess of ten years.

  The exercise price for options granted under the Option Plan may be paid in cash or in outstanding shares of Common Stock. Options may also be exercised on a cashless basis through the same-day sale of the purchased shares. The Committee may also permit the optionee to pay the exercise price through a promissory note payable in installments over a period of years. The amount financed may include any Federal or state income and employment taxes incurred by reason of the option exercise.

  TERMINATION OF SERVICE. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The optionee will be deemed to continue in service for so long as such individual performs services for the Company (or any parent or subsidiary corporation), whether as an employee, independent contractor, consultant or Board member.

  The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

  The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

  INCENTIVE OPTIONS. Incentive Options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporations. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of Common Stock for which one or more options granted to any employee under the Option Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Options under section 422 of the Internal Revenue Code ("Code") shall not exceed $100,000.

  If an employee to whom an Incentive Option is granted is the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, then the option price per share will be at least one hundred and ten percent (110%) of the fair market value per share on the grant date, and the option term will not exceed five years, measured from the grant date.

  TANDEM STOCK APPRECIATION RIGHTS. The Committee is authorized to issue tandem stock appreciation rights in connection with option grants under the Discretionary Option Grant Program. Tandem stock appreciation rights provide the holders with the right, subject to the Committee's approval, to surrender their options for a distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such distribution may, at the discretion of the Committee, be made in cash or in shares of Common Stock or partly in shares of Common Stock and partly in cash.

AUTOMATIC OPTION GRANT PROGRAM

  Under the Automatic Option Grant Program, non employee Board members will receive option grants at designated dates during their period of Board service. These special grants may be summarized as follows:

    Each individual who first becomes a non employee Board member after the date of the initial public offering, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non statutory stock option to purchase 20,000 shares of Common Stock. Prior to the amendment which is the subject of this Proposal No. 2, the initial option grant was for 10,000 shares.

    On the date of each Annual Stockholders Meeting beginning with the meeting scheduled for November 12, 1997, each individual who is a non employee Board member and continues to serve as a Board member after such meeting shall automatically be granted a non statutory stock option to purchase 10,000 shares of Common Stock, whether or not that individual is standing for re-election at that meeting. A newly elected or appointed non employee Board member shall receive his or her first annual grant at the first Annual Meeting occurring at least 6 months after the date of the director's initial appointment or election. Prior to the amendment which is the subject of this Proposal No. 2, the annual option grant was for 1,000 shares.

  Each option grant under the Automatic Option Grant Program will be subject to the following terms and conditions:

  (1) The option price per share will be equal to 100% of the fair market value per share of Common Stock on the automatic grant date and each option is to have a maximum term of ten years measured from the grant date.

  (2) Each automatic option will become exercisable for the option shares, in a series of four (4) successive annual installments, measured from the grant date, provided such optionee continues service as a Board member.

  (3) The option will remain exercisable for a twelve month period following the optionee's termination of service as a Board member for any reason. Should the optionee die while serving as a Board member or during the twelve month period following his or her cessation of Board service, then such options may be exercised during the twelve month period following such optionee's cessation of service by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term.

  (4) The option shares will become fully exercisable in the event of a Corporate Transaction (as defined below) or a Change in Control (as defined below). The option shares will become fully exercisable in the event of the optionee's cessation of Board service by reason of death or permanent disability.

  (5) Option grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program. The remaining terms and conditions of the options will in general conform to the terms described above for option grants under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

GENERAL PROVISIONS

  ACCELERATION OF OPTIONS. Upon the occurrence of either of the following transactions (a "Corporate Transaction"):

    (i) the sale, transfer, or other disposition of all, or substantially all, of the Company's assets in complete liquidation or dissolution of the Company, or

    (ii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, each outstanding option under the Option Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option shall not accelerate if and to the extent: (a) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent), (b) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction, or (c) the acceleration of such option is subject to other limitations imposed at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

  Also upon a Corporate Transaction, the Company's outstanding repurchase rights will terminate automatically and the shares of Common Stock subject to those terminated rights shall vest in full unless assigned to the successor corporation or accelerated vesting is precluded by other limitations imposed by the Committee at the time the repurchase right is issued.

  Each option granted after February 11, 1997 which is assumed or replaced in the Corporate Transaction and does not otherwise accelerate at that time shall automatically accelerate (and any of the Company's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares vest) in the event the optionee's service should subsequently terminate by reason of an involuntary or constructive termination within twelve months following the Corporate Transaction. Any options so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one year period measured from the effective date of the employment termination.

  Upon the occurrence of the following transactions ("Change in Control"):

    (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than fifty percent (50%) of the Company's outstanding voting stock without the Board's recommendation, or

    (ii) there is a change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the Board members ceases by reason of a proxy contest(s) to be comprised of continuing Board members or individuals nominated by continuing Board members, the Committee has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights. The Committee also has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights upon the subsequent termination of the optionee's service within a specified period following the Change in Control.

  The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

  VALUATION. For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market. The fair market value on September 30, 1997 as reported on the Nasdaq National Market was $4.625 per share.

  CHANGE IN CAPITALIZATION. In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change effecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per director under the Automatic Option Grant Program and
(iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the 1995 Plan) in order to prevent the dilution or enlargement of benefits thereunder.

  Each outstanding option which is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

  OPTION PLAN AMENDMENTS. The Board may amend or modify the Option Plan in any and all respects whatsoever. The Board may not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Option Plan (except in connection with certain changes in capitalization), or (ii) materially modify the eligibility requirements for option grants. Unless sooner terminated by the Board, the Option Plan will in all events terminate on December 31, 2006. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

  NEW OPTION PLAN BENEFITS. As of September 30, 1997 options covering 503,510 shares were outstanding under the Option Plan, 776,490 shares remained available for future option grants, and 0 shares have been issued under the Option Plan. The expiration dates for all such options range from February 2007 to September 2007.

  Except as set forth above under the caption "Automatic Option Grant Program," grants to be made under the Option Plan in the future are at the discretion of the Committee and are not determinable at this time. The following table shows all option grants during the fiscal year ended June 30, 1997 and through August 31, 1997, to the indicated individuals, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees (including all current officers who are not executive officers) as a group, respectively:

                                                                     NUMBER OF
                                                                   OPTION SHARES
                                                                   -------------
       Richard G. Thau............................................     50,000
       Jean A. Kovacs.............................................     40,000
       Bruce Felt.................................................     16,000
       Arlington C. Glaze.........................................     26,500
       George J. Symons...........................................          0
       Louis C. Cole..............................................          0
       William Hart...............................................      2,400
       William D. Jobe............................................      4,000
       Charles L. Minter..........................................      2,400
       Peter L. Wolken............................................      2,400
       All Executive Officers as a group (5 persons)..............    132,500
       All Directors who are not employees (5 persons)............     11,200
       All Employees (including officers who are not executive
        officers, 148 persons)....................................    898,520

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE OPTION PLAN

  Options granted under the Option Plan may be either Incentive Options that satisfy the requirements of Section 422 of the Code or non statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

  INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

  For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

  Upon a qualifying disposition of the shares, the optionee will recognize long term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

  If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of Incentive Option shares by the Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

  NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non statutory option.

  The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

  Special provisions of the Code apply to the acquisition of Common Stock under a non statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

    (i) If the shares acquired upon exercise of the non statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares.

    (ii) The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the non statutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

  The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

  STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1997 STOCK OPTION PLAN.

                                PROPOSAL NO. 3
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The Company is asking the stockholders to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 1998.

                             CERTAIN TRANSACTIONS

  On August 28, 1996, the Company consummated a merger (the "Octopus Merger") with Octopus Technologies, Inc. ("Octopus") pursuant to which Octopus became a wholly-owned subsidiary of the Company. Pursuant to the Octopus Merger, (i) former Octopus shareholders were issued a total of 1,597,173 shares of Common Stock and 112,269 shares of Series E Preferred Stock,(ii) Mr. Minter became a director of the Company and (iii) the Company assumed Octopus stock options that remained outstanding as of the effective date of the Octopus Merger, which were converted into options to purchase an aggregate of 149,590 shares of Qualix Common Stock with an average exercise price of $2.60 per share. The shares issued to former Octopus shareholders include shares issued to Mr. Minter, a director of the Company.

  For legal services rendered, the Company paid the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP ("GDSVFH") $26,654 during fiscal year 1996 and $443,870 during the current fiscal year through October 1, 1997. Ms. Kovacs' husband, Brooks Stough, has been a partner at GDSVFH since September 1995. Such transactions were on arms-length, market terms.

  In May 1996 Mr. Felt exercised his options to purchase, and the Company issued and sold to Mr. Felt, 48,000 shares of Common Stock at a price of $0.20 per share (an aggregate price of $9,600) and 16,000 shares of Series D Preferred Stock at a price of $6.00 per share (an aggregate price of $96,000). In each case, the purchase price was paid by a promissory note made by Mr. Felt in favor of the Company. Principal and accrued interest on such notes are due in 10 years from the notes' issue dates. The notes bear interest at the rate of 6.83% per annum and each note is secured by a pledge of the shares purchased with it. The largest aggregate amount of indebtedness outstanding under the two notes during fiscal 1997 was $113,820. Principal and accrued interest outstanding as of September 30, 1997 was $115,638.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their fiscal year 1997 transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal year 1997, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than 10% stockholders, except that Mr. Jobe, a director of the Company, filed one report late disclosing one transaction.

                                   FORM 10 K

  THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL 1997, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO QUALIX GROUP, INC., 1900 SOUTH NORFOLK STREET, SUITE 224, SAN MATEO, CALIFORNIA 94403-1151, ATTN: INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Stockholder proposals that are intended to be presented at the 1998 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than June 12, 1998 in order to be included. Such stockholder proposals should be addressed to Qualix Group, Inc., 1900 South Norfolk Street, Suite 224, San Mateo, California 94403-1151, Attn: Investor Relations.

                                 OTHER MATTERS

  The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                                      Jean A. Kovacs
                                          By __________________________________
                                                         Secretary

San Mateo, California
October 9, 1997


 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

 THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

 P                            QUALIX GROUP, INC.
 R
 O             ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 12, 1997
 X
 Y      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              QUALIX GROUP, INC.

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on November 12, 1997 and the Proxy Statement and appoints RICHARD G. THAU and JEAN A. KOVACS, and each or either of then, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Sotck of QUALIX GROUP, INC. (the "Company"), held of record by the undersigned on October 1, 1997, at the Annual Meeting of Stockholders to be held at Gunderson Dettmer, 155 Constitution Drive, Menlo Park, California on November 12, 1997 at 10:00 a.m. local time or at any adjournment or postponement thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                              [SEE REVERSE SIDE]

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW AND A VOTE FOR THE OTHER PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

1. To elect the following directors to serve for a term ending upon the 1998 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES:  Richard Thau, Jean A. Kovacs, Louis C. Cole, William Hart, William
D. Jobe, Charles L. Minter, Peter L. Wolken

FOR ALL NOMINEES [_]            [_]WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

[_] ___________________ For all nominees, except for any nominee(s) whose name is written in the space provided above.

2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.

[_]  FOR        [_] AGAINST     [_] ABSTAIN

3. To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement therof.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [_]

Please sign your name.

Signature: ________________________ Date: ________________

Signature: ________________________ Date: ________________